NEWS RELEASE For More Information: Dana Hendricks EVP, Chief Financial Officer 800-282-6242 • 205-877-4462 • DanaHendricks@ProAssurance.com
ProAssurance Reports Results for Second Quarter 2023
BIRMINGHAM, AL – (BUSINESSWIRE) – August 8, 2023 – ProAssurance Corporation (NYSE: PRA) reports net income of $10.6 million, or $0.20 per diluted share, and operating income(1) of $8.6 million, or $0.16 per diluted share, for the three months ended June 30, 2023.
Highlights - Second Quarter 2023(2)
•Gross premiums written of $238 million (+1%)
•New business written increased to $19 million (+58%)
•Favorable prior accident year reserve development of $6 million
•Consolidated combined ratio of 108.2%
•Consolidated operating ratio of 95.4%
•Net investment income of $32 million (+44%)
◦Net investment income increased by $10 million compared to 2022
•Adjusted book value per share(1) of $26.31 as of June 30, 2023. Adjusted book value per share was $25.99 as of December 31, 2022.

(1) Represents a Non-GAAP financial measure. See a reconciliation to its GAAP counterpart under the heading “Non-GAAP Financial Measures” that follows.
(2) Comparisons are to the second quarter of 2022.

Management Commentary & Results of Operations
Our second quarter results for 2023 reflect operating income of $8.6 million, largely driven by strong investment returns. Underwriting results reflect the ongoing competition and pressures in losses and premiums in our core business. Net loss ratios improved from the first quarter of the year in both our Specialty P&C and Workers’ Compensation Insurance segments. Compared to last year, favorable reserve development is lower, pushing the combined ratio higher.
“The lines of business in which we operate continue to face challenges, and we are responding in ways that will benefit all of our constituencies over the long-term,” said Ned Rand, President and Chief Executive Officer of ProAssurance. “Our underwriting teams continue their disciplined focus on account selection and pricing, while our claims handling professionals work diligently to manage losses and mitigate the impact of social inflation prevalent in the claims environment.”
New business written was noteworthy this quarter in several of our lines of business. The healthcare professional liability, life sciences, and traditional workers compensation lines all produced new business exceeding expectations in the quarter.
Rand commented, “The new business we wrote across multiple lines is a testament to the hard work our team members have performed in keeping the market aware of the value proposition that ProAssurance offers. We believe that our financial position and reputation for standing with our insureds is attractive in the competitive marketplace.”
Net investment income showed substantial growth this quarter, increasing by 44% to $32 million. This continues a trend of higher investment income as a result of higher interest rates. We expect this trend to continue, as reinvestment rates are now considerably higher than the average book yield of maturing investments. Strong performance from investments in LPs/LLCs also contributed to an increase in book value in the quarter.
Our book value per share at quarter end was $21.24, up 4% from the December 31, 2022 book value of $20.46. Adjusted book value per share, which excludes Accumulated Other Comprehensive Income (AOCI), is $26.31 as of June 30, 2023 as compared to $25.99 as of December 31, 2022. Share repurchases during the second quarter contributed a $0.32 per share increase to adjusted book value.

    - more -    Page: 1

NEWS RELEASE CONTINUES

CONSOLIDATED INCOME STATEMENT HIGHLIGHTS
Selected consolidated financial data for each period is summarized in the table below.
	Three Months Ended June 30			Six Months Ended June 30
($ in thousands, except per share data)	2023	2022	Change	2023	2022	Change
Revenues
Gross premiums written(1)	$237,928	$235,475	1.0%	$553,722	$571,082	(3.0%)
Net premiums written	$214,046	$210,151	1.9%	$498,955	$521,066	(4.2%)
Net premiums earned	$247,862	$247,271	0.2%	$487,649	$512,982	(4.9%)
Net investment income	31,650	21,944	44.2%	61,960	42,387	46.2%
Equity in earnings (loss) of unconsolidated subsidiaries	6,632	5,180	28.0%	5,511	12,799	(56.9%)
Net investment gains (losses)(2)	2,946	(23,884)	112.3%	5,858	(37,390)	115.7%
Other income (loss)(1)	2,741	5,314	(48.4%)	3,528	8,119	(56.5%)
Total revenues(1)	291,831	255,825	14.1%	564,506	538,897	4.8%
Expenses
Net losses and loss adjustment expenses	191,058	177,670	7.5%	396,354	387,093	2.4%
Underwriting, policy acquisition and operating expenses(1)	76,976	77,333	(0.5%)	144,764	149,109	(2.9%)
SPC U.S. federal income tax expense	994	349	184.8%	1,526	991	54.0%
SPC dividend expense (income)	3,747	(854)	538.8%	5,689	1,513	276.0%
Interest expense	5,502	4,919	11.9%	10,965	9,360	17.1%
Total expenses(1)	278,277	259,417	7.3%	559,298	548,066	2.0%
Income (loss) before income taxes	13,554	(3,592)	477.3%	5,208	(9,169)	156.8%
Income tax expense (benefit)	2,927	(1,933)	251.4%	755	(3,950)	119.1%
Net income (loss)	$10,627	$(1,659)	740.6%	$4,453	$(5,219)	185.3%
Non-GAAP operating income (loss)	$8,562	$16,328	(47.6%)	$490	$24,008	(98.0%)
Weighted average number of common shares outstanding
Basic	53,815	54,068		53,900	54,040
Diluted	53,918	54,186		54,017	54,165
Earnings (loss) per share
Net income (loss) per diluted share	$0.20	$(0.03)	$0.23	$0.08	$(0.10)	$0.18
Non-GAAP operating income (loss) per diluted share	$0.16	$0.30	$(0.14)	$0.01	$0.44	$(0.43)
(1) Consolidated totals include inter-segment eliminations. The eliminations affect individual line items only and have no effect on net income (loss). See Note 12 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2023 report on Form 10-Q for amounts by line item.
(2) This line item typically includes both realized and unrealized investment gains and losses, investment impairments losses, and, for the current period, the change in the fair value of the contingent consideration in relation to the NORCAL acquisition. Detailed information regarding the components of net investment gains (losses) are included in Note 3 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2023 report on Form 10-Q.
The abbreviation “nm” indicates that the information or the percentage change is not meaningful.
    - more -    Page: 2

NEWS RELEASE CONTINUES
    - more -    Page: 3

NEWS RELEASE CONTINUES

BALANCE SHEET HIGHLIGHTS
($ in thousands, except per share data)	June 30, 2023	December 31, 2022
Total investments	$4,315,417	$4,387,683
Total assets	$5,657,412	$5,699,999
Total liabilities	$4,537,698	$4,595,981
Common shares (par value $0.01)	$636	$634
Retained earnings	$1,425,038	$1,423,286
Treasury shares	$(439,185)	$(419,214)
Shareholders’ equity	$1,119,714	$1,104,018
Book value per share	$21.24	$20.46
Non-GAAP adjusted book value per share(1)	$26.31	$25.99
(1) Adjusted book value per share is a Non-GAAP financial measure. See a reconciliation of book value per share to Non-GAAP adjusted book value per share under the heading “Non-GAAP Financial Measures” that follows.

    - more -    Page: 4

NEWS RELEASE CONTINUES

CONSOLIDATED KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Current accident year net loss ratio	79.6%	79.5%	81.1%	80.2%
Effect of prior accident years’ reserve development	(2.5%)	(7.6%)	0.2%	(4.7%)
Net loss ratio	77.1%	71.9%	81.3%	75.5%
Underwriting expense ratio	31.1%	31.3%	29.7%	29.1%
Combined ratio	108.2%	103.2%	111.0%	104.6%
Operating ratio	95.4%	94.3%	98.3%	96.3%
Return on equity(1)	3.2%	(0.4%)	0.5%	(0.7%)
Non-GAAP operating return on equity(1)(2)	3.0%	5.3%	0.1%	3.7%

Combined ratio, excluding transaction-related costs(3)	108.2%	102.9%	111.0%	104.3%
(1) Quarterly amounts are annualized. Refer to our June 30, 2023 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

(2) See a reconciliation of ROE to Non-GAAP operating ROE under the heading “Non-GAAP Financial Measures” that follows.
(3) Our consolidated underwriting expense ratio for the three and six months ended June 30, 2022 includes $0.7 million and $1.9 million, respectively, of transaction-related costs included in consolidated operating expenses associated with our acquisition of NORCAL. These costs do not reflect normal operating results.

SPECIALTY P&C SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross premiums written	$170,174	$167,760	1.4%	$409,049	$425,433	(3.9%)
Net premiums written	$145,562	$150,015	(3.0%)	$359,627	$384,853	(6.6%)
Net premiums earned	$178,902	$183,547	(2.5%)	$358,245	$381,514	(6.1%)
Other income	1,021	1,903	(46.3%)	2,014	2,924	(31.1%)
Total revenues	179,923	185,450	(3.0%)	360,259	384,438	(6.3%)
Net losses and loss adjustment expenses	(145,044)	(137,002)	5.9%	(309,096)	(302,960)	2.0%
Underwriting, policy acquisition and operating expenses	(47,439)	(48,077)	(1.3%)	(88,399)	(90,958)	(2.8%)
Total expenses	(192,483)	(185,079)	4.0%	(397,495)	(393,918)	0.9%
Segment results	$(12,560)	$371	(3,485.4%)	$(37,236)	$(9,480)	(292.8%)

SPECIALTY P&C SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Current accident year net loss ratio	84.7%	84.1%	86.0%	85.0%
Effect of prior accident years’ reserve development	(3.6%)	(9.5%)	0.3%	(5.6%)
Net loss ratio	81.1%	74.6%	86.3%	79.4%
Underwriting expense ratio	26.5%	26.2%	24.7%	23.8%
Combined ratio	107.6%	100.8%	111.0%	103.2%
Compared to the second quarter of last year, gross written premium increased 1.4% driven by $7.9 million of tail coverage related to one program in which we do not participate in the underwriting results, all of which is ceded to our Segregated Portfolio Cell Reinsurance segment (see further discussion in the Segregated Portfolio Cell Reinsurance section that follows). Net earned premium decreased 2.5% in the same period. Standard Physician written premium was lower than last year, while Custom Physician premium increased due to new business exceeding expectations. Premium retention in the quarter was 83% compared to 84% in the prior period. Standard Physician retention improved to 88%, while Specialty retention was lower at 66%; the Small Business Unit and Medical Technology Liability business retained 89% and 82% of premium, respectively.
    - more -    Page: 5

NEWS RELEASE CONTINUES
We achieved renewal pricing increases of 6%, on par with the 6% increase achieved in the second quarter of 2022. New business written improved to $12.3 million for the quarter, compared to $7.8 million last year; we have written $23.1 million new business year-to-date in 2023, despite the competitive market conditions.
Excluding adjustments from purchase accounting and ceded premium, the segment current accident year net loss ratio increased by 0.7 percentage points in the quarter driven by the continued severity trends and changes in the mix of business.
We recognized net favorable prior accident year reserve development of $6.5 million in the second quarter, compared to $17.4 million in the same period of 2022. The favorable development for the quarter was primarily related to our Medical Technology Liability line of business.
The expense ratio slightly increased to 26.5% compared to 26.2% last year. Compensation-related expenses were largely responsible for the increase, although this was mostly offset by an increase in ceding commission, which provides a benefit to the expense ratio.
WORKERS’ COMPENSATION INSURANCE SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross premiums written	$62,757	$63,634	(1.4%)	$136,187	$135,752	0.3%
Net premiums written	$42,323	$42,558	(0.6%)	$89,894	$87,824	2.4%
Net premiums earned	$41,018	$41,709	(1.7%)	$81,821	$82,393	(0.7%)
Other income	651	517	25.9%	1,232	1,199	2.8%
Total revenues	41,669	42,226	(1.3%)	83,053	83,592	(0.6%)
Net losses and loss adjustment expenses	(29,762)	(27,947)	6.5%	(60,606)	(55,158)	9.9%
Underwriting, policy acquisition and operating expenses	(14,400)	(13,669)	5.3%	(27,379)	(26,669)	2.7%
Total expenses	(44,162)	(41,616)	6.1%	(87,985)	(81,827)	7.5%
Segment results	$(2,493)	$610	(508.7%)	$(4,932)	$1,765	(379.4%)

WORKERS’ COMPENSATION INSURANCE SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Current accident year net loss ratio	72.6%	71.8%	72.6%	71.8%
Effect of prior accident years’ reserve development	0.0%	(4.8%)	1.5%	(4.9%)
Net loss ratio	72.6%	67.0%	74.1%	66.9%
Underwriting expense ratio	35.1%	32.8%	33.5%	32.4%
Combined ratio	107.7%	99.8%	107.6%	99.3%
The Workers’ Compensation Insurance segment underwriting results declined in the second quarter of 2023, compared to the same period in 2022, reflecting an increase in the net loss ratio, higher expenses, and a reduction in net premiums earned.
Gross premiums decreased by $0.9 million during the three months ended June 30, 2023, compared to the same period of 2022 primarily reflecting lower renewal premium, partially offset by an increase in new business and higher audit premium. In our traditional business, renewal results reflected rate decreases of 7% and renewal retention of 80% as competitive market conditions persist. Audit premium increased to $2.3 million in 2023, compared to $1.8 million for the same period in 2022, and we increased our carried EBUB estimate by $1.9 million in the second quarter. New business written in our traditional business was $5.6 million in the second quarter of 2023, an increase of $2.0 million compared to the same period in 2022.
The current accident year net loss ratio increased 0.8 percentage points, primarily reflecting an increase in losses recognized under our reinsurance contract annual aggregate deductible and higher ULAE costs. We recognized no prior accident year reserve development in the second quarter of 2023, compared to net favorable prior accident year reserve development of $2.0 million for the same period in 2022.
Underwriting expenses increased by $0.7 million, primarily driven by higher compensation-related costs, IT costs, and travel-related expenses. The underwriting expense ratio increased to 35.1% reflecting the higher expenses and lower net premiums earned.
    - more -    Page: 6

NEWS RELEASE CONTINUES

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT RESULTS
	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross premiums written	$25,113	$16,634	51.0%	$47,994	$45,003	6.6%
Net premiums written	$23,057	$14,515	58.8%	$43,005	$39,732	8.2%
Net premiums earned	$24,094	$16,222	48.5%	$39,394	$35,536	10.9%
Net investment income	603	211	185.8%	1,024	323	217.0%
Net investment gains (losses)	1,194	(2,782)	142.9%	2,355	(3,493)	167.4%
Other income	1	1	—%	1	1	—%
Net losses and loss adjustment expenses	(13,816)	(9,272)	49.0%	(22,238)	(20,763)	7.1%
Underwriting, policy acquisition and operating expenses	(6,538)	(5,237)	24.8%	(11,575)	(9,605)	20.5%
SPC U.S. federal income tax expense(1)	(994)	(349)	184.8%	(1,526)	(991)	54.0%
SPC net results	4,544	(1,206)	476.8%	7,435	1,008	637.6%
SPC dividend (expense) income (2)	(3,747)	854	538.8%	(5,689)	(1,513)	276.0%
Segment results (3)	$797	$(352)	326.4%	$1,746	$(505)	445.7%
(1) Represents the provision for U.S. federal income taxes for SPCs at Inova Re, which have elected to be taxed as a U.S. corporation under Section 953(d) of the Internal Revenue Code. U.S. federal income taxes are included in the total SPC net results and are paid by the individual SPCs.

(2) Represents the net (profit) loss attributable to external cell participants.
(3) Represents our share of the net profit (loss) and OCI of the SPCs in which we participate.

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Current accident year net loss ratio	62.9%	70.7%	63.7%	67.3%
Effect of prior accident years’ reserve development	(5.6%)	(13.5%)	(7.2%)	(8.9%)
Net loss ratio	57.3%	57.2%	56.5%	58.4%
Underwriting expense ratio	27.1%	32.3%	29.4%	27.0%
Combined ratio	84.4%	89.5%	85.9%	85.4%
The improvement in the Segregated Portfolio Cell Reinsurance segment results for the second quarter of 2023 primarily reflects improved investment results and a lower net loss ratio in the segregated portfolio cells in which we participate.
Gross premiums written increased in the quarter, primarily reflecting healthcare professional liability tail premium of $7.9 million written and fully earned; we do not participate in the underwriting results of this program. Workers’ compensation premium declined slightly, primarily reflecting lower renewal and audit premium.
Workers’ compensation renewal premium reflected rate decreases of 6% and renewal retention of 84% for the three months ended June 30, 2023. Audit premium decreased to $0.9 million in the current period, compared to $1.2 million in 2022. New business written was $1.5 million in the second quarter of 2023, compared to $0.9 million for the same period in 2022.
The second quarter 2023 calendar year net loss ratio was consistent with 2022, reflecting a lower workers’ compensation loss ratio, offset by an increase in the healthcare professional liability loss ratio. The workers’ compensation current accident year net loss ratio decreased in 2023, reflecting a reduction in claim severity and frequency. The increase in the healthcare professional liability current accident year net loss ratio was driven by a higher loss ratio in the program that wrote the tail coverage. We recognized net favorable prior accident year reserve development in the workers’ compensation business of $1.3 million and $2.2 million during the second quarters of 2023 and 2022, respectively. The 2023 net favorable development reflected overall favorable trends in claim closing patterns primarily in accident years 2018 through 2021.
The underwriting expense ratio decreased to 27.1% in 2023 from 32.3% in 2022, primarily reflecting the impact of a lower ceding commission on the healthcare professional liability tail coverage written and fully earned in the second quarter of 2023. Underwriting expenses mostly represent commissions and other expenses charged by the Workers’ Compensation Insurance and Specialty P&C segments.
    - more -    Page: 7

NEWS RELEASE CONTINUES

LLOYD’S SYNDICATES SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross premiums written	$4,997	$4,081	22.4%	$8,486	$9,897	(14.3%)
Net premiums written	$3,104	$3,063	1.3%	$6,429	$8,657	(25.7%)
Net premiums earned	$3,848	$5,793	(33.6%)	$8,189	$13,539	(39.5%)
Net investment income	137	143	(4.2%)	325	355	(8.5%)
Net investment gains (losses)	33	(485)	106.8%	22	(884)	102.5%
Other income (loss)	5	129	(96.1%)	2	263	(99.2%)
Net losses and loss adjustment expenses	(2,436)	(3,449)	(29.4%)	(4,414)	(8,212)	(46.2%)
Underwriting, policy acquisition and operating expenses	(1,434)	(1,508)	(4.9%)	(3,155)	(4,218)	(25.2%)
Segment results	$153	$623	(75.4%)	$969	$843	14.9%

LLOYD’S SYNDICATES SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Current accident year net loss ratio	23.8%	14.1%	38.4%	29.9%
Effect of prior accident years’ reserve development	39.5%	45.4%	15.5%	30.8%
Net loss ratio	63.3%	59.5%	53.9%	60.7%
Underwriting expense ratio	37.3%	26.0%	38.5%	31.2%
Combined ratio	100.6%	85.5%	92.4%	91.9%
Results of our Lloyd’s Syndicates segment are generally reported on a one-quarter lag and include the results from our current participation in Lloyd's of London Syndicate 1729. Our participation in the results of Syndicate 1729 for the 2023 underwriting year remains unchanged from the 2022 underwriting year at 5%. We ceased participation in Syndicate 6131 beginning with the 2022 underwriting year. Due to the quarter lag, our ceased participation in Syndicate 6131 was not reflected in our results until the second quarter of 2022. We continue to view our participation at Lloyd’s as an investment outside of our core operations.
The Lloyd’s segment reported a combined ratio of 100.6% for the quarter. The current accident year net loss ratio increased to 23.8% in 2023 as compared to 14.1% in 2022, driven by certain catastrophe related losses.
We recognized $1.5 million of unfavorable prior year development during the three months ended June 30, 2023 as compared to $2.6 million for the same period of 2022. The 2023 unfavorable prior year development was driven by higher than expected losses and development on certain large claims, primarily catastrophe related losses.
    - more -    Page: 8

NEWS RELEASE CONTINUES
CORPORATE SEGMENT

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net investment income	$30,910	$21,590	43.2%	$60,611	$41,709	45.3%
Equity in earnings (loss) of unconsolidated subsidiaries:
All other investments, primarily investment fund LPs/LLCs	8,143	7,028	15.9%	7,376	17,035	(56.7%)
Tax credit partnerships	(1,511)	(1,848)	(18.2%)	(1,865)	(4,236)	(56.0%)
Total equity in earnings (loss) of unconsolidated subsidiaries:	6,632	5,180	28.0%	5,511	12,799	(56.9%)
Net investment gains (losses)	(281)	(20,617)	(98.6%)	481	(33,013)	101.5%
Other income (loss)	2,173	3,626	(40.1%)	2,500	5,691	(56.1%)
Operating expenses	(8,275)	(9,019)	(8.2%)	(16,477)	(17,756)	(7.2%)
Interest expense	(5,502)	(4,919)	11.9%	(10,965)	(9,360)	17.1%
Income tax (expense) benefit	(2,927)	1,789	263.6%	(755)	3,559	121.2%
Segment results	$22,730	$(2,370)	1059.1%	$40,906	$3,629	1027.2%
Consolidated effective tax rate	21.6%	53.8%		14.5%	43.1%
The rise in interest rates continues to add significantly to our net investment income, which increased to $30.9 million in the quarter, driven by higher average book yields on our fixed maturity investments as our reinvestment rate exceeds that of the maturing assets.
Equity in earnings from our investment in LPs/LLCs, which are typically reported to us on a one-quarter lag, increased to $8.1 million in the quarter. Also contributing to the improvement to equity in earnings was lower amortization of tax credit partnership operating losses.
The corporate segment results include $0.3 million of net investment losses for the quarter, as unrealized holding gains resulting from changes in the fair value of convertible securities and other investments nearly offset net realized losses in our equity and other investments.
Other income was $2.2 million compared to $3.6 million in 2022. The variance in other income from quarter to quarter is largely driven by foreign currency exchange rate movements related to euro-denominated loss reserves in our Specialty P&C Segment. Foreign exchange movements resulted in a gain of $2.5 million to other income in 2022 as compared to a loss of $0.4 million in the current period.
Operating expenses decreased by $0.7 million primarily due to a decrease in compensation-related costs and, to a lesser extent, a decrease in professional fees.
    - more -    Page: 9

NEWS RELEASE CONTINUES
Non-GAAP Financial Measures
Non-GAAP Operating Income (Loss)
Non-GAAP operating income (loss) is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of the items listed in the following table that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our insurance operations, however it should be considered in conjunction with net income (loss) computed in accordance with GAAP. The following table reconciles net income (loss) to Non-GAAP operating income (loss):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share data)	2023	2022	2023	2022
Net income (loss)	$10,627	$(1,659)	$4,453	$(5,219)
Items excluded in the calculation of Non-GAAP operating income (loss):
Net investment (gains) losses (1)	(2,946)	23,884	(5,858)	37,390
Net investment gains (losses) attributable to SPCs which no profit/loss is retained (2)	939	(2,198)	1,852	(2,800)
Transaction-related costs (3)	—	685	—	1,862
Guaranty fund assessments (recoupments)	1	113	(74)	125
Pre-tax effect of exclusions	(2,006)	22,484	(4,080)	36,577
Tax effect, at 21% (4)	(59)	(4,497)	117	(7,350)
After-tax effect of exclusions	(2,065)	17,987	(3,963)	29,227
Non-GAAP operating income (loss)	$8,562	$16,328	$490	$24,008
Per diluted common share:
Net income (loss)	$0.20	$(0.03)	$0.08	$(0.10)
Effect of exclusions	(0.04)	0.33	(0.07)	0.54
Non-GAAP operating income (loss) per diluted common share	$0.16	$0.30	$0.01	$0.44
(1) Net investment gains (losses) for the three and six months ended June 30, 2023 include a gain of $2.0 million and $3.0 million, respectively, related to the change in the fair value of contingent consideration issued in connection with the NORCAL acquisition. We have excluded this adjustment as it does not reflect normal operating results. See further discussion around the contingent consideration in Note 2 of the Notes to Condensed Consolidated Financial Statements and discussion on our accounting policy in the Critical Accounting Estimates section under the heading "Contingent Consideration" of our June 30, 2023 report on Form 10-Q.
(2) Net investment gains (losses) on investments related to SPCs are recognized in our Segregated Portfolio Cell Reinsurance segment. SPC results, including any net investment gain or loss, that are attributable to external cell participants are reflected in the SPC dividend expense (income). To be consistent with our exclusion of net investment gains (losses) recognized in earnings, we are excluding the portion of net investment gains (losses) that is included in the SPC dividend expense (income) which is attributable to the external cell participants.
(3) Transaction-related costs associated with our acquisition of NORCAL. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(4) The 21% rate is the annual expected statutory tax rate associated with the taxable or tax deductible items listed above. We utilized the estimated annual effective tax rate method for the three and six months ended June 30, 2023, while we utilized the discrete effective tax rate method for the three and six months ended June 30, 2022. For the 2023 periods, our effective tax rate was applied to these items in calculating net income (loss), excluding net investment gains (losses) and related adjustments. The 2023 gain related to the change in the fair value of contingent consideration is non-taxable and therefore had no associated income tax impact. For the 2022 periods, our statutory tax rate was applied to these items in calculating net income (loss). Net investment gains (losses) in our Corporate segment are treated as discrete items and are tax effected at the annual expected statutory tax rate (21%) in the period they are included in our consolidated tax provision and net income (loss). The taxes associated with the net investment gains (losses) related to SPCs in our Segregated Portfolio Cell Reinsurance segment are paid by the individual SPCs and are not included in our consolidated tax provision or net income (loss); therefore, both the net investment gains (losses) from our Segregated Portfolio Cell Reinsurance segment and the adjustment to exclude the portion of net investment gains (losses) included in the SPC dividend expense (income) in the table above are not tax effected. See further discussion under the heading “Taxes” in the Executive Summary of Operations section of our June 30, 2023 report on Form 10-Q.
    - more -    Page: 10

NEWS RELEASE CONTINUES
Non-GAAP Operating ROE
The following table is a reconciliation of ROE to Non-GAAP operating ROE for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
ROE(1)	3.2%	(0.4%)	0.5%	(0.7%)
Pre-tax effect of items excluded in the calculation of Non-GAAP operating ROE	(0.2%)	7.2%	(0.4%)	5.5%
Tax effect, at 21%(2)	—%	(1.5%)	—%	(1.1%)
Non-GAAP operating ROE	3.0%	5.3%	0.1%	3.7%
(1) Quarterly amounts are annualized. Refer to our June 30, 2023 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.

(2) The 21% rate is the statutory tax rate associated with the taxable or tax deductible items. See further discussion in footnote 4 in this section under the heading "Non-GAAP Operating Income."
Non-GAAP Adjusted Book Value per Share
The following table is a reconciliation of our book value per share to Non-GAAP adjusted book value per share at June 30, 2023 and December 31, 2022:

Book Value Per Share
Book Value Per Share at December 31, 2022	$20.46
Less: AOCI Per Share(1)	(5.53)
Non-GAAP Adjusted Book Value Per Share at December 31, 2022	25.99
Increase (decrease) to Non-GAAP Adjusted Book Value Per Share during the six months ended June 30, 2023 attributable to:
Dividends declared	(0.05)
Cumulative repurchase of shares(2)	0.32
Net income (loss)	0.08
Other(3)	(0.03)
Non-GAAP Adjusted Book Value Per Share at June 30, 2023	26.31
Add: AOCI Per Share(1)	(5.07)
Book Value Per Share at June 30, 2023	$21.24
(1) Primarily the impact of accumulated unrealized investment gains (losses) on our available-for-sale fixed maturity investments. See Note 9 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2023 report on Form 10-Q for additional information.

(2) Represents the impact of our repurchase of 1.4 million common shares, conducted through a 10b5-1 stock repurchase plan during the second quarter of 2023. See Note 9 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2023 report on Form 10-Q for additional information.

(3) Includes the impact of share-based compensation.
Conference Call Information
ProAssurance management will discuss second quarter 2023 results during a conference call at 10:00 a.m. ET on Wednesday, August 9, 2023. US-based investors may access the call by dialing either (833) 470-1428 (toll free) or (404) 975-4839 (local). International investors may find a toll-free number here: https://www.netroadshow.com/events/globalnumbers?confId=53156. The access code for all attendees is 644047.
Callers may also choose to pre-register to receive unique call access details and avoid operator wait times; pre-register here if desired: https://www.netroadshow.com/events/login?show=75636f9a&confId=53156.

The conference call will also be webcast at https://events.q4inc.com/attendee/305732155.
A replay will be available by telephone for at least 7 days after the call date. US-based investors may access the replay by dialing (866) 813-9403 (toll free) or (929) 458-6194, and international investors may dial +44 (204) 525-0658. The access code for all attendees is 531045. A replay will also be available for at least one year at investor.proassurance.com. Investors may follow @ProAssurance on Twitter to be notified of the latest news about ProAssurance.
    - more -    Page: 11

NEWS RELEASE CONTINUES
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance.
ProAssurance Group is rated “A” (Excellent) by AM Best; NORCAL Group is rated “A-” (Excellent) by AM Best. ProAssurance and its operating subsidiaries (excluding NORCAL Group) are rated “A-” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought-provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
        Page: 12

Caution Regarding Forward-Looking Statements
Any statements in this news release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.
Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

#####